UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 26, 2015

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 310

Beverly Hills, CA 90212

(Address of Principal Executive Offices)

(310) 409-4113

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “RMRI,” the “Company” or the “Registrant” refer to RMR Industrials, Inc., a Nevada corporation and its wholly owned subsidiary RMR IP, Inc., a Nevada corporation.

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 - Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 27, 2015 (the “Closing Date”), RMR Industrials, Inc. (f/k/a Online Yearbook), a Nevada corporation (the “Registrant,” “Company” or “RMRI”), entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, OLYB Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and RMR IP, Inc., a Nevada corporation (“RMR IP”). In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into RMR IP (the “Merger”), with RMR IP surviving the Merger as our wholly owned subsidiary.

RMR IP was formed to acquire and consolidate complimentary industrial commodity assets through capitalizing on the volatile oil markets, down cycles in commodity markets, and other ancillary opportunities. Typically these assets are the core manufacturer and supplier of specific bulk commodity minerals, chemicals and petrochemicals distributed to the global manufacturing industry. Our consolidation strategy is to assemble a portfolio of mature and value-add industrial commodities businesses to generate scalable enterprises with a large portfolio of products and services addressing a common and stable customer base. We are focused on managing the supply chain in order to offer a large and diverse set of products and services.

The Merger Agreement includes customary representations, warranties and covenants made by the Company, Merger Sub and RMR IP as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about the Company, Merger Sub and RMR IP. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company, Merger Sub and RMR IP, rather than establishing matters as facts, and/or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission (the “SEC”).

Prior to the Merger, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

As a result of the Merger, our primary operations consist of what was previously the business and operations of RMR IP. Therefore, we include information about the business, financial condition, and management of RMR IP prior to the Closing Date in this Form 8-K, as such information is relevant to our current and future business and operations.

For financial reporting purposes, the Merger represents a “reverse merger” rather than a business combination and RMR IP is deemed to be the accounting acquirer in the transaction. Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements will be those of RMR IP. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of RMR IP after consummation of the Merger, and the historical financial statements of the Company before the Merger will be replaced with the historical financial statements of RMR IP before the Merger in all future filings with the SEC. The financial statements of RMR IP are set forth in Exhibits 99.1(a) and (b) of this Form 8-K. For pro forma financial information, see Exhibit 99.2 of this Form 8-K.

Post-Merger Company Ownership

As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock of RMR IP was cancelled automatically and the holders thereof became entitled to receive an aggregate of 35,785,858 shares of Class A Common Stock of the Company and an aggregate of 8,614,142 shares of Class B Common Stock of the Company. That number of shares was negotiated and agreed to by the Company and RMR IP prior to entering into the Merger Agreement.

Immediately prior to the Merger, the Company had 7,530,000 shares of Class B Common Stock issued and outstanding. After the Merger, the Company will have 35,785,858 shares of Class A Common Stock and 16,144,142 shares of Class B Common Stock issued and outstanding.

Change in Management

As a condition to closing the Merger Agreement, effective on the Closing Date, Mr. Andrew Peltz was appointed as a director of the Registrant.

The following persons consist of the Registrant’s executive officers and directors subsequent to the closing of the Merger:

Name	Age	Position
Chad Brownstein	42	Chief Executive Officer and Director
Gregory M. Dangler	33	President, Chief Financial Officer, Secretary and Director
Andrew Peltz	49	Director

Chad Brownstein and Gregory M. Dangler are directors of the Company and co-owners of Rocky Mountain Resource Holdings, Inc. (“RMRH”), which was the majority shareholder of the Company prior to the Merger. Additionally, Messrs. Brownstein and Dangler were indirect controlling shareholders and directors of RMR IP prior to the Merger. As such, the Merger was among entities under the common control of Messrs. Brownstein and Dangler.

The Merger was determined to be the appropriate transaction for the Company at this time due to management’s perceived favorable market conditions in the industrial commodities sector. Messrs. Brownstein and Dangler preferred this structure as opposed to an initial public offering due to timing and cost considerations. The Company did not engage any third party promoters to facilitate or participate in the Merger transaction.

Description of Business

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of RMR IP, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

RMR IP was incorporated on October 15, 2014 as a Nevada corporation. RMR IP was formed to acquire and consolidate complimentary industrial commodity assets through capitalizing on the volatile oil markets, down cycles in commodity markets, and other ancillary opportunities. Typically these assets are the core manufacturer and supplier of specific bulk commodity minerals, chemicals and petrochemicals distributed to the global manufacturing industry. Our consolidation strategy is to assemble a portfolio of mature and value-add industrial commodities businesses to generate scalable enterprises with a large portfolio of products and services addressing a common and stable customer base.

We believe that the cash flows generated by the businesses that we will operate will provide us with the ability to pursue further acquisitions in order to build on our existing segments, or to establish a new business platform for future growth. To further supplement our capital requirements for future potential acquisitions, we intend to utilize a combination of debt and equity financings, including traditional loans from financial institutions. We will utilize a disciplined approach to identify and evaluate potential acquisitions, only pursuing those that meet our financial and strategic criteria. Our primary criteria focus on accretive companies with positive cash flow in the industrial commodities sectors. These companies should generate a minimum annual cash flow of $500,000 to $2,000,000 or annual revenues greater than $10,000,000.  For consolidating businesses within the same sector and business plan, our strategic criteria will be focused on not only acquiring historical cash flows but also incremental products, services, proprietary technology, regional access, new customers or unique advantages. Some of the commodities that RMR IP will target include feldspar, talc, mica, bentonite, vermiculate, antimony, barite, silica, ball clays, graphite, sulfur and zeolite and some of the chemicals RMR IP will target include glycols, ethanolamines, methanol, antifreeze, bactericides, corrosion inhibitors, demulsifiers, desalting compounds and dispersants.

We do not have any current plans, arrangements, discussions or intentions to engage in a merger or acquisition with any entities or persons to be used as vehicle for a private company to become a reporting company.

Background

The Registrant was organized under the laws of the State of Nevada on August 6, 2012, with an initial focus on the development, production, design and publication and online yearbooks for schools, companies and government agencies. The Registrant has not generated any revenue from its business operations to date, and the Registrant has been unable to raise additional funds to implement its operations. As a result, the Registrant consummated the Merger with RMR IP.

Strategy

RMR IP’s due diligence process begins with outlining a framework for each prospective asset’s position within the vision of the RMR IP consolidation strategy. In defining this framework, RMR IP seeks to identify the key drivers of the business and industry, as well as the risks associated with each transaction. With RMR IP’s team of management and finance professionals, its board of advisors, and leading industry consultants, RMR IP’s due diligence process includes a full examination of each target’s managerial, operational, financial, legal, and environmental components in relation to how each facet impacts the broader RMR IP strategy. RMR IP’s process, while instrumental in identifying the risk level of each transaction, seeks to also identify hidden value-add opportunities within each business and for RMR IP’s broader portfolio.

RMR IP will begin all acquisitions with an internally managed performance audit of inbound assets and companies. This process will begin long before closing and takes a 360-degree view of the opportunity. At the very center of its objectives is to foremost understand the needs of customers.

RMR IP will routinely revisit the business plan and monitor leadership specifically for accountability. This translates to daily metrics all the way through multi-year performance incentives. RMR IP believes that its disciplined approach and its focus on strategic objectives is what will differentiate them throughout all commodity cycles.

After understanding the customer needs and implementing leadership, RMR IP will seek out areas of growth. This process involves taking a fresh look at established industries and markets. RMR IP believes many of its acquisition targets are generationally managed assets lacking institutional sophistication. Immediately after closing on an acquisition, RMR IP will begin implementing best of breed systems, processes and infrastructure.

To seek further growth, RMR IP places a premium on technology enablers, which it believes can result in exponential growth in linear markets. The robustness of today’s information technology systems permit a reasonable capital expense to open up the supply chain and sales to the world’s top industrial companies. RMR IP intends to service the large customers in the global manufacturing and supply industries. RMR IP’s goal is to eliminate unplanned down time at 100% of its facilities, instilling confidence in its new and potential partners.

RMR IP’s model is to create consistent and predictable cash flows from its various businesses alongside new and accretive areas of growth, the combination of which it believes creates a lower risk environment. RMR IP believes its leadership has the experience to implement operational discipline and institutional processes across all acquisitions.

RMR IP is seeking to acquire the rights and assume all obligations as the purchaser to an asset purchase agreement between RMRH and [******]1, a producer and supplier of industrial mineral products for the ceramic, paint, plastic, roofing, composite wood and agricultural industries in North America. The purchase price for the potential acquisition is $19,000,000, plus the assumption of certain liabilities and subject to certain working capital and other post-closing adjustments. The basis for the $19,000,000 purchase price is based on projections of discounted future cash flows, competitors’ enterprise valuations and RMR IP’s cost of capital. RMR IP intends to finance the potential acquisition through a combination of debt and equity financing, which would also provide working capital for ongoing operations and fund capital expansion plans. The issuance of equity securities could result in a significant dilution in the equity interests of our current stockholders, and the incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that may restrict our operations.

RMR IP has not yet completed the acquisition of any industrial assets or entered into any types of asset purchase agreements, however, it has multiple non-binding contracts in effect providing the opportunity to assess purchase interest. These non-binding contracts are typically in the form of a letter of intent (“LOI”) with a potential seller. Although such LOIs do not create any obligations on RMR IP for future expenditures or performance, they do create the opportunity to gather information from a prospective business under consideration for acquisition. RMR IP assesses its interest in purchasing certain assets, all while under a contract of exclusivity which prevents other parties from interrupting RMR IP’s assessment process, and grants the opportunity to pursue captive negotiations.  Examples of information provided by target acquisitions under these LOIs would include historical financial statements, budgets and forecasts, sales demographics and volumes, material contracts and commitments, key employees and benefit plans, asset verification and any pending litigation. Non-disclosure agreements and confidentiality agreements are always executed prior to entering into these discussions.

1 Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

We believe the target audience has been receptive due to adverse global economic factors in the energy sectors, which lead us to anticipate closing on several acquisitions during 2015. With macroeconomic uncertainty and the recent volatility in commodity prices, we believe many owners will be looking to sell their assets and/or companies at prices that may be attractive to us. We believe that favorable valuations may offer increased flexibility to RMR IP to finance potential acquisition targets through debt or equity securities based on the target company or asset’s historical value and consistent cash flow. However, the closing of any acquisitions during 2015 remains subject to the successful consummation of sufficient financings to fund these acquisitions. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when required.

Products

RMR IP does not currently offer any products or services. All products and services to be provided by RMR IP will be acquired through future asset acquisitions from industrial commodity businesses.

Although RMR IP has not yet acquired any industrial assets or any core manufacturers and supplies, RMR IP’s goal is to become a distributor of certain minerals, including but are not limited to: feldspar, talc, mica, bentonite, vermiculate, antimony, barite, silica, ball clays, graphite, sulfur and zeolite. RMR IP also plans to become a distributor of certain chemicals, including but not limited to: glycols, ethanolamines, methanol, antifreeze, bactericides, corrosion inhibitors, demulsifiers, desalting compounds, and dispersants.

Revenues and Customers

RMR IP does not currently generate any revenues. Future revenues will be generated through the purchase of assets already in operation. In addition to acquiring revenue generating assets, we plan to grow revenues by not only expanding sales to existing customers but also expanding customer acquisitions through improved infrastructure. Customers of the products and services we plan to acquire are typically manufacturers of ceramics, paints, plastics, paper, rubber, food, cosmetics, and many other consumer products. Customers of industrial chemicals include oil and gas producers and manufacturing facilities.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights. Many of the asset purchases under consideration include intellectual property which has been typically underutilized or under-leveraged by their current owners. RMR IP plans to maximize value from these assets through focused capital infusion and strategic marketing implementation.

RMR IP currently owns an option to purchase intellectual property from the Colorado School of Mines (“CSM”). The Company met with CSM’s Technology Transfer group, who presented current projects in progress that may be available for commercial licensing opportunities. RMR IP’s management views CSM as a highly respected institution which specializes in industrial minerals technology research and believes that CSM could be a valuable technical resource for future intellectual property development. The structure of the option agreement provides a low cost and minimal duration commitment to evaluate CSM’s technology capabilities and current relationships. No third parties or agents were engaged with our negotiations of the option agreement with CSM, which terminates on May 25, 2015 unless extended for additional $3,000 for each of two available three-month periods, not to extend past November 25, 2015 (the “Option Termination Date”). The option includes three patent applications and one issued patent. These patents describe a process to increase oil production through modified injection processes. RMR IP has not yet licensed any intellectual property from CSM, however, the structure of the option agreement provides the Company with exclusive rights for a nominal cost until the Option Termination Date. RMR IP’s acquisition targets in the chemical distribution sector maintain a large customer base within the oil and gas production industry. The patents named in the option contract could provide value as RMR IP interacts with oil and gas producers on well optimization techniques however RMR IP only holds the option to purchase the intellectual property and has not yet determined its immediate value to potential acquisition targets. RMR IP has not exercised the option with CSM, but continues to evaluate the technology during its exclusivity period.

Distribution and Marketing

RMR IP’s acquisition targets usually have existing distributor contracts through which most of their products are sold. Sales through additional distribution channels will be evaluated after each asset acquisition to determine what opportunities exist to expand domestically as well as internationally.

Industry and Competition

Industrial Minerals: The industrial minerals sector encompasses a large variety of minerals including: chamottes, ball clay, talc, feldspar, graphite, ground silica, kaolin, pegmatite, quartz, mica, bauxite, bentonite, metakaolins, zeolite and vermiculite. Industrial minerals are used in a variety of end projects for a variety of purposes. These minerals are used in ceramics, paints, plastics, paper, rubber, food, cosmetics, and many other products.

There are significant barriers to entry into industrial mineral production due to the scarcity of economically viable resources from which to extract the minerals. Geographical location of the resource drives a large portion of the competitive advantages or disadvantages of an operation. Major competitors in this sector include Imerys, Minerals Technologies, and Rio Tinto.

Industrial Chemicals: Chemical distribution is a cyclical business dependent on industrial demand. The profitability of individual companies depends on an efficient distribution system. Larger companies can offer more products and services. Local and regional distributors can compete effectively through superior service or geographic focus. The US industry is concentrated: the largest 50 companies generate more than half of the revenue. Imports to the US of industrial chemicals and plastic resins, largely from Canada, Germany, Japan, and China, are substantial. Many of these imports move through chemical distributors. Canada, Mexico, China, Belgium, and Japan are the top recipients of US chemical exports.

The identity of RMR IP’s main competitors will depend on the eventual products/services that we will offer as a result of our growth strategy however, there are several companies in the chemical distribution space with which we will hope to compete, namely: BASF, Dow, Bayer, AkzoNobel and Tosoh.

Government Regulation

Our operations will be subject to extensive federal, state and local laws, regulations and ordinances in the United States and abroad relating to the protection of the environment and human health and to safety, including those pertaining to chemical manufacture and distribution, waste generation, storage and disposal, discharges to waterways, and air emissions and various other health and safety matters. Governmental authorities have the power to enforce compliance with their regulations, and violators may be subject to civil, criminal and administrative penalties, injunctions or both. We will devote significant financial resources to ensure compliance, and we believe that we are in substantial compliance with all the applicable laws and regulations.

We anticipate that the regulation of our business operations under federal, state and local environmental laws in the United States and abroad will increase and become more stringent over time. We cannot estimate the impact of increased and more stringent regulation on our operations, future capital expenditure requirements or the cost of compliance.

United States Regulation. Statutory programs relating to protection of the environment and human health and to safety in the United States include, among others, the following.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as “CERCLA” and “Superfund”, and comparable state laws generally impose joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of specified substances, including under CERCLA those designated as “hazardous substances.” These persons include the present and certain former owners or operators of the site where the release occurred and those that disposed or arranged for the disposal of the hazardous substance at the site. These liabilities can arise in association with the properties where operations were conducted, as well as disposal facilities where wastes were sent. Many states have adopted comparable or more stringent state statutes. In the course of our operations, we generated materials that fall within CERCLA’s definition of hazardous substances. We may be the owner or operator of sites on which hazardous substances have been released and may have generated hazardous substances that have been transported to or otherwise released upon offsite facilities. We may be responsible under CERCLA for all or part of the costs to clean up facilities at which such substances have been released by previous owners or operators and offsite facilities to which our wastes were transported and for associated damages to natural resources.

Resource Conservation and Recovery Act. The federal Resource Conservation and Recovery Act, as amended (“RCRA”) and comparable state laws regulate the treatment, storage, disposal, remediation and transportation of wastes, specifically under RCRA those designated as “hazardous wastes.” The EPA and various state agencies have limited the disposal options for these wastes and impose numerous regulations upon the treatment, storage, disposal, remediation and transportation of them. Our operations generate wastes that are subject to RCRA and comparable state statutes. Furthermore, wastes generated by our operations that are currently exempt from treatment as hazardous wastes may be designated in the future as hazardous wastes under RCRA or other applicable statutes and, therefore, may be subject to more rigorous and costly treatment, storage and disposal requirements. Governmental agencies (and in the case of civil suits, private parties in certain circumstances) can bring actions for failure to comply with RCRA requirements, seeking administrative, civil, or criminal penalties and injunctive relief, to compel us to abate a solid or hazardous waste situation that presents an imminent or substantial endangerment to health or the environment.

Clean Water Act. The federal Clean Water Act imposes restrictions and strict controls regarding the discharge of wastes and fill materials into waters of the United States. Under the Clean Water Act, and comparable state laws, the government (and in the case of civil suits, private parties in certain circumstances) can bring actions for failure to comply with Clean Water Act requirements and enforce compliance through civil, criminal and administrative penalties for unauthorized discharges of hazardous substances and of other pollutants. In the event of an unauthorized discharge of wastes, we may be liable for penalties and subject to injunctive relief.

Clean Air Act. The federal Clean Air Act (CAA), as amended and comparable state and local laws restrict the emission of air pollutants from many sources and also impose various monitoring and reporting requirements. These laws may require us to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with air permit requirements or utilize specific equipment or technologies to control emissions. Governmental agencies (and in the case of civil suits, private parties in certain circumstances) can bring actions for failure to strictly comply with air pollution regulations or permits and generally enforce compliance through administrative, civil or criminal enforcement actions, resulting in fines, injunctive relief (which could include requiring us to forego construction, modification or operation of sources of air pollutants) and imprisonment. While we may be required to incur certain capital expenditures for air pollution control equipment or other air emissions-related issues, we do not believe that such requirements will have a material adverse effect on our operations.

Greenhouse Gas Regulation. More stringent laws and regulations relating to climate change and greenhouse gases (GHGs) may be adopted in the future and could cause us to incur material expenses in complying with them. The EPA has begun to regulate GHGs as pollutants under the CAA. The EPA adopted rules to permit GHG emissions from stationary sources under the Prevention of Significant Deterioration and Title V permitting programs including the “Prevention of Significant Deterioration and Title V Greenhouse Gas Tailoring Rule,” requiring that the largest sources first obtain permits for GHG emissions. The United States Supreme Court, however, ruled that the EPA did not have the authority to require permits for GHG emissions and also did not have the authority to adopt that rule. The Court did hold that if a source required a permit under the program because of other pollutants, the EPA had the authority to require that the source demonstrate that it would use the best available control technology to minimize GHG emissions that exceeded a minimal amount.

Because of the lack of any comprehensive legislation program addressing GHGs, the EPA is using its existing regulatory authority to promulgate regulations requiring reduction in GHG emissions from various categories of sources, starting with fossil fuel-fired power plants. There is a great deal of uncertainty as to how and when additional federal regulation of GHGs might take place. Some members of Congress have expressed the intention to promote legislation to curb the EPA’s authority to regulate GHGs. In addition to federal regulation, a number of states, individually and regionally, and localities also are considering implementing or have implemented GHG regulatory programs. These regional and state initiatives may result in so–called cap–and–trade programs, under which overall GHG emissions are limited and GHG emission “allowances” are then allocated and sold to and between persons subject to the program. These and possibly other regulatory requirements could result in our incurring material expenses to comply, for example by being required to purchase or to surrender allowances for GHGs resulting from other operations or otherwise being required to control or reduce emissions.

Occupational Safety. Our operations are also governed by laws and regulations relating to workplace safety and worker health, principally the Occupational Safety and Health Act (OSHA) and its regulations. The OSHA hazard communication standard, the EPA’s community right-to-know regulations and similar state programs may require us to organize and/or disclose information about hazardous materials used or produced in our operations. We believe that we are in substantial compliance with these applicable requirements.

Foreign Regulation. We are subject to various laws, regulations and ordinances to protect the environment, human health and safety promulgated by the governmental authorities in Mexico, Europe, Singapore, and in other countries where we do business. Each country has laws and regulations concerning waste treatment, storage and disposal, discharges to waterways, air emissions and workplace safety and worker health. Their respective regulatory authorities are given broad authority to enforce compliance with environmental, health and safety laws and regulations, and can require that operations be suspended pending completion of required remedial action.

Licenses, Permits and Product Registrations. Certain licenses, permits and product registrations are required for our products and operations in the United States, and in other countries where we do business. The licenses, permits and product registrations are subject to revocation, modification and renewal by governmental authorities. In the United States in particular, producers and distributors of chemicals such as penta and creosote are subject to registration and notification requirements under federal law (including under the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”) and the Toxic Substances Control Act, and comparable state law) in order to sell those products in the United States. Compliance with these laws has had, and in the future will continue to have, a material effect on our business, financial condition and results of operations. Under FIFRA, the law’s registration system requires an ongoing submission to the EPA of substantial scientific research and testing data regarding the chemistry and toxicology of pesticide products by manufacturers.

Employees

RMR IP has two officers, Chad Brownstein and Gregory Dangler, and no other employees. All officers and future employees are required to execute non-disclosure agreements as part of their employment. We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements.

Risk Factors

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred losses in prior periods and may incur losses in the future.

We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that future operations will be profitable.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future.  We will require additional financing in order to proceed with our business plan and acquire existing businesses that manufacture and distribute chemicals and minerals. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required.  Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Our cash flows and capital resources may be insufficient to make required payments under the management services agreement with Industrial Management LLC.

On February 1, 2015, RMR IP entered into a management services agreement with Industrial Management LLC (“IM”), to provide services to RMR IP and affiliated entities, which include assistance in operational and administrative matters, identifying, analyzing, and structuring growth initiatives, and potential strategic acquisitions. As compensation for these services, RMR IP will pay to IM an annual cash management fee in an amount equal to the greater of 2% of RMR IP’s annual gross revenues or $1,000,000, and a development fee with respect to any capital project incurred by RMR IP equal to 2% of total project costs.

Our cash flows and capital resources may be insufficient to make required payments under the management services agreement. Our ability to generate cash to pay the annual cash management fee and the development fee depends on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and the other factors discussed in this “Risk Factors” section. If our cash flow and capital resources are insufficient to fund our payment obligations, we could face substantial liquidity problems and may be forced to dispose of material assets or operations, seek to obtain equity capital or incur indebtedness. Such alternative measures may not be successful and may not permit us to satisfy our payment obligations. If we do not meet our payment obligations, that could have a significant adverse effect on our business and operations. .

Our Chief Executive Officer and one of our directors, Chad Brownstein, is a manager and holder of 50% of the equity interests of IM. Gregory M. Dangler, our President, Chief Financial Officer, Secretary and one of our directors, is also a manager of IM and holds 35% of the equity interests in IM. In their capacities as executive officers of the Company, Mr. Brownstein and Mr. Dangler are primary decision makers with regard to the day-to-day operations of the Company. Insofar as Mr. Brownstein is Chief Executive Officer of the Company and Mr. Dangler is the President, Chief Financial Officer and Secretary of the Company, there is a risk of a conflict of interest arising between the duties of Mr. Brownstein and Mr. Dangler in their roles as our Chief Executive Officer and President, respectively, and their own personal financial and business interests as the managers of, and equity holders in, IM. These personal interests, including, without limitation, the payment of fees by the Company to IM pursuant to the management services agreement, may not, during the ordinary course of business, coincide with the interests of the Company and our stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest.

Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We are a company with a limited operating history and our future profitability is uncertain. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our Company.

Prior to obtaining a large market share for our products, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that, if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.  If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

Our limited operating history may not provide a meaningful basis on which to evaluate our business. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	expand our product offerings and maintain the high quality of products offered;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support our expansion and to fill customers’ orders on time;

•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed; and

•	anticipate and adapt to changing conditions in the markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments, and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, then our business may be materially and adversely affected.

If we are unable to identify, fund and execute new acquisitions, we will not be able to execute a key element of our business strategy.

Our strategy is to grow primarily by acquiring additional businesses and product lines. We cannot give any assurance that we will be able to identify, acquire or profitably manage additional businesses and product lines. Financing for acquisitions may not be available, or may be available only at a cost or on terms and conditions that are unacceptable to us. Further, acquisitions may involve a number of special risks or effects, including diversion of management’s attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities, impairment of acquired intangible assets and other one-time or ongoing acquisition-related expenses. Some or all of these special risks or effects could have a material adverse effect on our financial and operating results. In addition, we cannot assure you that acquired businesses or product lines, if any, will achieve anticipated revenues and earnings.

In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or their employees. We may not be able to maintain uniform standards, controls, procedures and policies, which may lead to operational inefficiencies.

Loss of key members of our management could disrupt our business.

We depend on the continued employment and performance of our senior executives and other key members of management. If any of these individuals resigns or becomes unable to continue in his or her present role and is not adequately replaced, our business operations and our ability to implement our growth strategies could be materially disrupted. We generally do not have employment agreements with, and we do not maintain any "key person" life insurance for, any of our executive officers.

The industries in which we compete are highly competitive, and we may not be able to compete effectively with our competitors that have greater financial resources, which could have a material adverse effect on our business, results of operations and financial condition.

The industries in which we operate are highly competitive. Among our competitors are some of the world's largest chemical companies that have their own raw material resources. Changes in the competitive landscape could make it difficult for us to retain our leadership position in various products and markets throughout the world. In addition, some of the companies with whom we compete may be able to produce products more economically than we can. Furthermore, most of our competitors have greater financial resources, which may enable them to invest significant capital into their businesses, including expenditures for research and development. Some of our competitors are owned or partially owned by foreign governments which may provide a competitive advantage to those competitors.

Increases in the price of our primary raw materials may decrease our profitability and adversely affect our liquidity, cash flow, financial condition and results of operations.

The prices we pay for raw materials in our businesses may increase significantly, and we may not always be able to pass those increases through to our customers fully and timely. In the future, we may be unable to pass on increases in our raw material costs, and raw material price increases may erode the profitability of our products by reducing our gross profit. Price increases for raw materials may also increase our working capital needs, which could adversely affect our liquidity and cash flow. For these reasons, we cannot assure you that raw material cost increases in our businesses would not have a material adverse effect on our financial condition and results of operations.

The Company will operate in a global, competitive environment which gives rise to operating and market risk exposure.

The Company expects to sell a broad range of products and services in a competitive, global environment, and to compete worldwide for sales on the basis of product quality, price, technology and customer service. Increased levels of competition could result in lower prices or lower sales volume, which could have a negative impact on the Company's results of operations.

Economic conditions around the world, and in certain industries in which the Company does business also impact sales prices and volume. As a result, market uncertainty or an economic downturn in the geographic areas or industries in which we sells our products could reduce demand for these products and result in decreased sales volume, which could have a negative impact on our results of operations.

In addition, volatility and disruption of financial markets could limit customers' ability to obtain adequate financing to maintain operations, which could result in a decrease in sales volume and have a negative impact on our results of operations. The Company's global business operations may also give rise to market risk exposure related to changes in foreign exchange rates, interest rates, commodity prices and other market factors such as equity prices.

Disruptions in production at our manufacturing facilities, both planned and unplanned, may have a material impact on our business, results of operations and/or financial condition.

Manufacturing facilities in our industry are subject to planned and unplanned production shutdowns, turnarounds and outages. Unplanned production disruptions may occur for external reasons including natural disasters, weather, disease, strikes, transportation interruption, government regulation, political unrest or terrorism, or internal reasons, such as fire, unplanned maintenance or other manufacturing problems. Alternative facilities with sufficient capacity may not be available, may cost substantially more or may take a significant time to increase production or qualify with our customers, each of which could negatively impact our business, results of operations and/or financial condition. Long-term production disruptions may cause our customers to seek alternative supply which could further adversely affect our profitability.

We will expend large amounts of money for environmental compliance in connection with our operations.

When we become a manufacturer and distributor of minerals and chemicals, we will be subject to stringent regulations under numerous U.S. federal, state, local and foreign environmental, health and safety laws and regulations relating to the generation, storage, handling, discharge, disposition and stewardship of hazardous wastes and other materials. We will expend substantial funds to comply with such laws and regulations and have established a policy to minimize our emissions to the environment. Nevertheless, legislative, regulatory and economic uncertainties (including existing and potential laws and regulations pertaining to climate change) make it difficult for us to project future spending for these purposes and if there is an acceleration in new regulatory requirements, we may be required to expend substantial additional funds to remain in compliance.

We are subject to environmental clean-up costs, fines, penalties and damage claims that have been and continue to be costly.

We are subject to lawsuits and regulatory actions, in connection with current and former operations (including divested businesses), for breaches of environmental laws that seek clean-up or other remedies. We are also subject to lawsuits and investigations by public and private parties under various environmental laws in connection with our current and former operations in various states, including with respect to off-site disposal at facilities where we have been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as CERCLA. We are also subject to similar risks outside of the U.S.

Increased concerns regarding the safe use of chemicals in commerce and their potential impact on the environment have resulted in more restrictive regulations from local, state and federal governments and could lead to new regulations.

Concerns regarding the safe use of chemicals in commerce and their potential impact on health and the environment reflect a growing trend in societal demands for increasing levels of product safety and environmental protection. These concerns could manifest themselves in stockholder proposals, preferred purchasing and continued pressure for more stringent regulatory intervention. These concerns could also influence public perceptions, the viability of the Company's products, the Company's reputation and the cost to comply with regulations. In addition, terrorist attacks and natural disasters have increased concerns about the security and safety of chemical production and distribution. These concerns could have a negative impact on the Company's results of operations.

Local, state and federal governments continue to propose new regulations related to the security of chemical plant locations and the transportation of hazardous chemicals, which could result in higher operating costs.

We work with dangerous materials that can injure our employees, damage our facilities and disrupt our operations.

Some of our operations involve the handling of hazardous materials that may pose the risk of fire, explosion, or the release of hazardous substances. Such events could result from terrorist attacks, natural disasters, or operational failures, and might cause injury or loss of life to our employees and others, environmental contamination, and property damage. These events might cause a temporary shutdown of an affected plant, or portion thereof, and we could be subject to penalties or claims as a result. A disruption of our operations caused by these or other events could have a material adverse effect on our results of operations.

We may be subject to claims of infringement of the intellectual property rights of others, which could hurt our business.

From time to time, we expect to face infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technologies. Any claims that our products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of the claims, could cause us to incur significant costs in responding to, defending and resolving the claims, and may divert the efforts and attention of our management and technical personnel from our business. If we are found to be infringing on the proprietary technology of others, we may be liable for damages, and we may be required to change our processes, redesign our products, pay others to use the technology or stop using the technology or producing the infringing product. Even if we ultimately prevail, the existence of the lawsuit could prompt our customers to switch to products that are not the subject of infringement suits.

Risks Relating to our Common Stock and our Status as a Public Company

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Merger, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently effective to detect the inappropriate application of U.S. GAAP rules.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

The indemnification obligations provided in our articles of incorporation and our bylaws to our directors and officers could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “RMRI,” but currently with low or no volume, based on quotations on the OTC markets, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up 4,050,000,000 shares, 2,000,000,000 shares of which are Class A Common Stock, par value $0.001 per share, 2,000,000,000 shares of which are Class B Common Stock, par value $0.001 per share, and 50,000,000 shares of which are Preferred Stock, par value $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

Description of Property

The principal executive offices for the Registrant are located at: 9595 Wilshire Blvd, Suite 310, Beverly Hills, CA 90212. The monthly rent for this property and related expenses is paid by Rocky Mountain Resource Holdings, Inc. (“RMRH”). RMRH is a shareholder of the Company and Gregory Dangler is the President of RMRH. The Registrant’s main telephone number is: (310) 409-4113.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of RMR IP from October 15 (Inception) to January 31, 2015 should be read in conjunction with the Summary Selected Consolidated Financial Data and the financial statements of RMR IP, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We were organized under the laws of the State of Nevada on August 6, 2012 with an initial focus on the development, production, design and publication of online yearbooks for schools, companies and government agencies.

On February 27, 2015, we entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, OLYB Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and RMR IP, Inc., a Nevada corporation (“RMR IP”). In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into RMR IP (the “Merger”), with RMR IP surviving the Merger as our wholly owned subsidiary.

RMR IP was incorporated on October 15, 2014 as a Nevada corporation. RMR IP was formed to acquire and consolidate complimentary industrial commodity assets through capitalizing on the volatile oil markets, down cycles in commodity markets, and other ancillary opportunities. Typically these assets are the core manufacturer and supplier of specific bulk commodity minerals, chemicals and petrochemicals distributed to the global manufacturing industry. Our consolidation strategy is to assemble a portfolio of mature and value-add industrial commodities businesses to generate scalable enterprises with a large portfolio of products and services addressing a common and stable customer base. We are focused on managing the supply chain in order to offer a large and diverse set of products and services.

To date, RMR IP has not generated any revenue.

Our management’s discussion and analysis of our financial condition and results of operations are only based on RMR IP’s current business. Our previous shell company’s results of operations are immaterial and will not be included in the discussion below. Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Results of Operations

From October 15, 2014 (Inception) to January 31, 2015

The following table sets forth certain financial information relating to RMR IP for the period from October 15, 2014 (inception) to January 31, 2015. The financial information presented has been derived from the audited financial statements included herein as Exhibit 99.1.

Period from October 15, 2014 (inception) through January 31, 2015
Operating expenses:
Selling, general, and administrative	$407,521
Loss from operations	(407,521)
Other income and expense	—
Loss before income tax provision	(407,521)
Income tax provision	—
Net loss	$(407,521)

Net loss, basic and diluted	$(0.50)
Basic and diluted weighted average shares outstanding	822,222

Revenue

RMR IP has not generated any revenues since inception.

Operating Expenses

For the period from October 15, 2014 (inception) through January 31, 2015, RMR IP incurred $407,521 in selling, general and administrative expenses for various consulting services, which included formation of the corporation, development of corporate strategy and business plans in multiple sectors, infrastructure build out roadmaps, fundraising activities and assessing potential strategic alliances and acquisition targets.

Liquidity and Capital Resources

Overview

As of January 31, 2015, RMR IP had $1,767 in cash and $419,984 in current liabilities. At such time RMR IP’s total assets were $14,230 and total liabilities were $419,984.

Our current cash requirements are significant due to projected expenses for implementation of our business plan, and we anticipate generating losses. We will need approximately $100,000 in additional funds over the next 12 months in order to fully implement our business plan.

We have not yet generated any revenue from our operations. We will require additional funds to fully implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing, a successful marketing and promotion program and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.   We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Nevada.

Net cash provided by financing activities

During the period from inception to January 31, 2015, we raised $1,767 through the issuance of common stock by subscription agreements.

Contractual Obligations and Off-Balance Sheet Arrangements

As of January 31, 2015, we did not have any long-term debt or purchase obligations.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Intangible assets

Intangible assets with definite lives as determined by the management are recorded at cost and amortized using the straight-line method over their contractual or estimated useful life, whichever is shorter.

Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors we consider include:

•	Significant changes in the operational performance or manner of use of acquired assets or the strategy for our overall business,

•	Significant negative market conditions or economic trends, and

•	Significant technological changes or legal factors which may render the asset obsolete.

We evaluate long-lived assets based upon an estimate of future undiscounted cash flows. Recoverability of these assets is measured by comparing the carrying value to the future net undiscounted cash flows expected to be generated by the asset. An impairment loss is recognized when the carrying value exceeds the undiscounted future cash flows estimated to result from the use and eventual disposition of the asset. Future net undiscounted cash flows include estimates of future revenues and expenses which are based on projected growth rates. We continually use judgment when applying these impairment rules to determine the timing of the impairment tests, the undiscounted cash flows used to assess impairments and the fair value of a potentially impaired asset. The reasonableness of our judgment could significantly affect the carrying value of our long-lived assets.

INCOME TAXES

We account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

We adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

COMMITMENTS AND CONTINGENCIES

We follow subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board recently issued Accounting Standards Update (ASU) 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.

The Financial Accounting Standards Board recently issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the financial reporting distinction of being a development stage entity within U.S. generally accepted accounting principles. Accordingly, the ASU eliminates the incremental requirements for development stage entities to (a) present inception-to-date information in the statements of income, cash flows and shareholder’s equity, (b) label the financial statements as those of a development stage entity, (c) disclose a description of the development stage activities in which the entity is engaged and (d) disclose in the first year in which the development stage entity that in prior years it had been in the development stage. The amendments related to the elimination of inception-to-date information should be applied retrospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application of each of these amendments is permitted for any annual reporting period or interim period for which the entity’s financials statements has not yet been issued. The Company has elected early application of these amendments with the quarterly report filed for December 31, 2014.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership Prior To Merger

The Company has Class A Common Stock and Class B Common Stock. The following table sets forth certain information as of February 26, 2015 prior to the closing of the Merger with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Class A Common Stock or Class B Common Stock. Prior to the closing of the Merger, there were 7,530,000 shares of Class B Common Stock outstanding. Unless otherwise specified below, the address of each of the persons listed in the table below is c/o RMR Industrials, Inc., 9595 Wilshire Blvd., Suite 310, Beverly Hills, CA 90212.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned)		Percentage Beneficially Owned(2)	Total Voting Power(3)

Directors and Executive Officers

Gregory M. Dangler	5,200,000	(4)	69.06%	69.06%
President, Chief Financial Officer and Secretary

Chad Brownstein	5,200,000	(4)	69.06%	69.06%
Chief Executive Officer

All Officers and Directors as a Group	5,200,000		69.06%	69.06%

5% Shareholders

Rocky Mountain Resource Holdings, Inc.	5,200,000		69.06%	69.06%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 7,530,000 shares of Class B Common Stock outstanding as of February 26, 2015, prior to the Closing of the Merger. No shares of Class A Common Stock were outstanding as of February 26, 2015.

(3)	As noted above, the Company has Class A Common Stock and Class B Common Stock. The holders of Class A Common Stock will have the right to vote on all matters on which stockholders have the right to vote. The holders of Class B Common Stock will have the right to vote solely on matters where the vote of such holders is explicitly required under Nevada law. On matters which the applicable class of stockholders have the right to vote, each Class A Common Stock and Class B Common Stock shall be entitled to one vote per share.

(4)	Gregory M. Dangler and Chad Brownstein are the indirect owners of 5,200,000 shares of Class B Common Stock, which are directly held by RMRH, and have shared voting and dispositive power over the shares held by RMRH.

Security Ownership After the Merger

The following table sets forth certain information as of February 27, 2015, after giving effect to the Closing of the Merger, with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Class A Common Stock or Class B Common Stock. After giving effect to the Closing of the Merger, there were 35,785,858 shares of Class A Common Stock and 16,144,142 shares of Class B Common Stock outstanding. Unless otherwise specified below, the address of each of the persons listed in the table below is c/o RMR Industrials, Inc., 9595 Wilshire Blvd. #310, Beverly Hills, CA 90212.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Class of Common Stock	Percentage Beneficially Owned(2)	Total Voting Power(3)

Directors and Executive Officers

Gregory M. Dangler	9,499,657	(4)	Class A	26.55%	26.55%
President, Chief Financial Officer, Secretary and Director	5,200,000	(4)	Class B	32.21%	32.21%

Chad Brownstein	10,791,701	(5)	Class A	30.16%	30.16%
Chief Executive Officer, Director	5,200,000	(5)	Class B	32.21%	32.21%

Andrew Peltz	300,000		Class B	1.86%	1.86%
Director

All Officers and Directors as a Group	20,291,358		Class A	56.70%	56.70%
	5,500,000		Class B	34.07%	34.07%

5% Shareholders

Legado Del Rey, LLC	15,494,500	(6)	Class A	43.30%	43.30%
121 South Beverly Drive
Beverly Hills, CA 90212

Principio Management LLC	9,499,657		Class A	26.55%	26.55%
77727111, LLC	10,791,701		Class A	30.16%	30.16%

Rocky Mountain Resource Holdings, Inc.	5,200,000		Class B	32.21%	32.21%

The Munitz Family Trust	3,000,000	(7)	Class B	18.58%	18.58%
9595 Wilshire Blvd. #310
Beverly Hills, CA 90212

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 35,785,858 shares of Class A Common Stock and 16,144,142 shares of Class B Common Stock outstanding as of February 27, 2015, after giving effect to the Closing of the Merger.

(3)	As noted above, the Company has Class A Common Stock and Class B Common Stock. The holders of Class A Common Stock will have the right to vote on all matters on which stockholders have the right to vote. The holders of Class B Common Stock will have the right to vote solely on matters where the vote of such holders is explicitly required under Nevada law. On matters which the applicable class of stockholders have the right to vote, each Class A Common Stock and Class B Common Stock shall be entitled to one vote per share.

(4)	Mr. Gregory M. Dangler is the indirect owner of 9,499,657 shares of Class A Common Stock, which are directly held by Principio Management LLC (“Principio”). Mr. Dangler is the managing member owner of Principio and has sole voting and dispositive power over the shares held by Principio. Mr. Gregory M. Dangler is also the indirect owner of 5,200,000 shares of Class B Common Stock, which are directly held by RMRH, and has shared voting and dispositive power over the shares held by RMRH. Principio and 77727111 have agreed to vote unanimously on all matters requiring the vote of shares of Class Common Stock pursuant to a voting agreement.

(5)	Mr. Chad Brownstein is the indirect owner of 10,791,701 shares of common stock, which are directly held by 77727111, LLC. Mr. Brownstein is the managing member of 77727111 LLC and has sole voting and dispositive power over the shares held by 77727111 LLC. Mr. Chad Brownstein is also the indirect owner of 5,200,000 shares of Class B Common Stock, which are directly held by RMRH, and has shared voting and dispositive power over the shares held by RMRH. Principio and 77727111 have agreed to vote unanimously on all matters requiring the vote of shares of Class Common Stock pursuant to a voting agreement.

(6)	Edward Czuker is the manager of Legado Del Rey, LLC and has sole voting and dispositive power over the shares held by this entity.

(7)	Barry Munitz is the trustee of The Munitz Family Trust and has sole voting and dispositive power over the shares held by this entity.

Directors and Executive Officers

Current Officers and Directors:

The officers and directors of the Company are as follows:

Name	Age	Position
Chad Brownstein	42	Chief Executive Officer and Director
Gregory M. Dangler	33	President, Chief Financial Officer, Secretary and Director
Andrew Peltz	49	Director

Biographies

Chad Brownstein is the Chief Executive Officer of RMR IP, where he is responsible for the corporate strategy and board oversight for all investments. Since 2014, Mr. Brownstein has been the Chief Executive Officer and Director of RMR Industrials, Inc. (“RMRI”), an industrial commodities company. Mr. Brownstein is responsible for assisting the corporate strategy and board oversight for all acquisition opportunities at RMRI. Since 2008, Mr. Brownstein has been a partner at RMRH and/or its predecessor affiliates, a natural resources operating and investment company.  Mr. Brownstein has been a member of the board of directors beginning in 2009, and is currently lead independent director and the Vice Chairman of the Banc of California. Previously, from 2009 to 2012, Mr. Brownstein was a principal member of Crescent Capital Group, an investment firm (formerly Trust Company of the West Leveraged Finance Group) focused on special situations. During 2008, Mr. Brownstein was a Senior Advisor at Knowledge Universe Ltd., a global education company, where he focused on turnaround operations. From 2000 to 2007, he was a Partner at ITU Ventures, a venture capital firm, making venture and growth investments with a specialization in corporate strategy. Mr. Brownstein began his career in 1996 at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is either a current or past member of the Cedars Sinai Board of Governors, Los Angeles Conservation Corps, Prospect Global Resources, and The Palisades Group LLC, a Banc of California Company. Mr. Brownstein attended Columbia Business School and received his B.A. from Tulane University.

Gregory Dangler is the President and Chief Financial Officer of RMR IP, where he is responsible for the day-to-day operations of all business units. Since 2014, Mr. Dangler has been the President, Chief Financial Officer, and Director of RMRI, an industrial commodities company.  Mr. Dangler is responsible for the day-to-day operations and corporate financial strategy of RMRI. Since 2008, Mr. Dangler has been a partner at RMRH and/or its predecessor affiliates, a natural resources operating and investment company. Previously, from 2012-present, Mr. Dangler has served in multiple capacities, including Chief Restructuring Officer of Prospect Global Resources, a natural resource development company. Prior to that, in 2009, Mr. Dangler founded a venture-backed technology company.  As the Chief Executive, he raised institutional capital and expanded its global presence with operating interests in Africa and South America. From 2006 to 2007, Mr. Dangler was an associate with ITU Ventures, a venture capital firm, making venture and growth investments. While with ITU, Mr. Dangler executed private and public equity transactions, directed M&A activity, and provided strategic support to portfolio companies. In 2000, Mr. Dangler began his career in the U.S. Air Force and by 2004 was managing complex infrastructure projects. Mr. Dangler received a BS in Mechanical Engineering from the United States Air Force Academy and an MBA from the University of Southern California’s Marshall School of Business.

Andrew Peltz is a Partner at Peltz Capital Management (“PCM”). Prior to forming PCM in 2003 Mr. Peltz worked at Triarc Companies, Inc. from 1999 to 2003 where he held the titles of Vice President, Investment Services and as an Associate of Corporate Development. He was primarily responsible for the day-to-day oversight of Triarc’s $650 million plus investment portfolio. Prior to Triarc, Mr. Peltz was Senior Investment Banker at Credit Agricole Lazard Financial Products Bank from 1997 to 1998 which is a joint venture between Lazard Freres & Co. and Credit Agricole, specializing in structured finance transactions. From 1996 to 1997, Mr. Peltz also served as a marketing associate for Lazard Asset Management, a division of Lazard Freres & Co., where he marketed their vast array of fixed income, equity and alternative investment products. Mr. Peltz holds a BFA from New York University.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended September 30, 2014. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

It is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Prior to the Merger, our directors, executive officers and shareholders holding more than 10% of our outstanding common stock have not been subject to the reporting requirements of Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o RMR IP, Inc., 9595 Wilshire Blvd. #310, Beverly Hills, CA 90212.

Board Leadership Structure and Role on Risk Oversight

Chad Brownstein currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Merger, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Executive Compensation

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from RMR IP from October 15, 2014 (inception) through January 31, 2015, by the executive officers of RMR IP and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Chad Brownstein	2014	$122,500	-	-	-	-	-	$122,500
CEO			-	-	-	-	-
Gregory M. Dangler	2014	$122,500	-	-	-	-	-	$122,500
President and CFO			-	-	-	-	-

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

None.

Certain Relationships and Related Transactions
and director independence

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Merger, nor did any hold any position with the Company prior to the Closing of the Merger, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

On November 17, 2014, RMRH became the majority shareholder of the Company by acquiring 5,200,000 shares of common stock of the Company (the “Shares”), or 69.06% of the issued and outstanding shares of common stock, pursuant to certain stock purchase agreements with former stockholders of the Company. The Shares were acquired for an aggregate purchase price of $357,670.50. RMRH was the source of the funds used to acquire the Shares. Mr. Brownstein is the owner of 50% of the outstanding capital stock of RMRH and is the Chief Executive Officer and a director of RMRH. Mr. Dangler is the owner of 33.5% of the outstanding capital stock of RMRH and is the President, Chief Financial Officer and a director of RMRH.

Since inception, the Company accrued $174,984 in amounts owed to related parties for services performed or reimbursement of costs on behalf of the Company. In addition, the Company has accrued $245,000 for unpaid officers’ compensation expense in accordance with consulting agreements with our Chief Executive Officer and President, as described below.

On October 15, 2014, RMR, IP entered into consulting agreements with each of Gregory Dangler, who is our current President, and Chad Brownstein, who is our current Chief Executive Officer, pursuant to which each of Mr. Dangler and Brownstein would provide services related to their roles as executive officers of the Company.

On October 15, 2014, RMR, IP entered into consulting agreements with each of Principio Management LLC, which holds 9,499,657 shares of Class A Common Stock of the Company (26.55%), and 77727111, LLC, is the owner of 10,791,701 shares of Class A Common Stock of the Company (30.16%), relating to certain services provided by each of these entities. Mr. Dangler is the sole owner of Principio Management LLC and Mr. Brownstein is the sole owner of 77727111, LLC.

On February 1, 2015, RMR, IP entered into a management services agreement with Industrial Management LLC (“IM”), to provide services to RMR, IP and affiliated entities, which include assistance in operational and administrative matters, identifying, analyzing, and structuring growth initiatives, and potential strategic acquisitions. Mr. Brownstein is a manager and holder of 50% of the equity interests of IM, and Mr. Dangler is a manager and holder of 35% of the equity interests of IM. As compensation for these services, RMR, IP will pay to IM an annual cash management fee in an amount equal to the greater of 2% of the Company’s annual gross revenues or $1,000,000, and a development fee with respect to any capital project incurred by RMR IP equal to 2% of total project costs. In addition, IM has the option to be assigned all available royalties from RMR IP’s mineral holdings, leases or interests greater than 75% of net revenue interests for all mineral rights or production of minerals. At IM’s sole discretion, it may choose to accept a preferred convertible security with a 15% dividend accruing quarterly in lieu of cash for some or all of the annual management fee, development fee and royalty assignments. Such preferred convertible securities shall be convertible into either Class A Common Stock or Class B Common Stock (as applicable) at a conversion price equal to fifty percent of the market price of the applicable Class B Common Stock on the day prior to the date of issuance. In connection with the management services agreement with IM, RMR IP entered into a registration rights agreement which requires RMR IP to register for resale any securities issued as consideration under the management services agreement.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the fiscal year ended September 30, 2014, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

legal proceedings

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB Marketplace, operated by OTC Market Group, Inc., but there has been no trading volume with respect to our shares of common stock.

Holders

Prior to the Merger, there were approximately 21 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

On February 26, 2015, the Company’s board of directors and stockholders after careful consideration, unanimously approved our 2015 Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which the Company reserved for issuance thereunder shares of the Company’s outstanding Class B Common Stock equal to thirty percent (30%) of the outstanding shares of Class B Common Stock at any time during the term of the Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	-	4,843,243	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Calculated as of the closing date of the Merger.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Merger. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 4,050,000,000 shares of capital stock, par value $0.001 per share, consisting of (a) two billion (2,000,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (b) two billion (2,000,000,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and (c) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The holders of Class A Common Stock will have the right to vote on all matters on which stockholders have the right to vote. The holders of Class B Common Stock will have the right to vote solely on matters where the vote of such holders is explicitly required under Nevada law. The shares of Class A Common Stock will be convertible into shares of Class B Common Stock, on a one to one basis. The holders of Common Stock are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, provided that distributions in securities shall be made in either identical securities or securities with similar voting characteristics. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Board of Directors has not authorized the issuance of any preferred stock.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

Changes in and Disagreements with Accountants

None

Financial Statements and Supplementary Data

Reference is made to the financial statements and supplementary data included in Exhibits 99.1(a), 99.1(b) and 99.2 to this Form 8-K, which are incorporated herein by reference.

Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the Nevada Revised Statutes, the Registrant has adopted the following provisions in its articles of incorporate and bylaws for its directors and officers:

Articles of Incorporation

Indemnification; Payment of Expenses. To the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Corporation shall indemnify directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Limitation on Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Indemnification of Directors and Officers.

(i)        For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii)       Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii)      Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or who has ceased to serve, at the request of the Corporation, as a director, officer, employee, agent, trustee, fiduciary, administrator, partner, member or manager of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise, and such indemnification shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.

(iv)      The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

Section 3 - Securities and Trading Markets

Item 3.02.          Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Merger, on the Closing Date, we issued a total of 44,400,000 shares of our common stock to the Selling Shareholders in exchange for 100% of the capital stock of RMR IP. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the shares of common stock to the Selling Shareholders pursuant to the Merger Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Section 5 - Corporate Governance and Management

Item 5.01.          Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on February 27, 2015, we closed the Merger. As a result of the Merger, the Selling Shareholders acquired 100% of our issued and outstanding Class A Common Stock and 53.36% of our issued and outstanding Class B Common Stock, RMR IP became our wholly-owned subsidiary, and the Registrant acquired the business and operations of RMR IP.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Appointment of Director

On February 27, 2015, Andrew Peltz was appointed as a member of the board of directors of the Company.

Our officers and directors as of February 27, 2015 are as follows:

Name	Age	Position
Gregory M. Dangler	33	President, Chief Financial Officer, Secretary and Director

Chad Brownstein	42	Chief Executive Officer, Director

Andrew Peltz	49	Director

Descriptions of our directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors. Mr. Peltz is not expected to be named to any committee of the Board of Directors. Other than the Merger, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Peltz had or will have a direct or indirect material interest. Other than the Merger, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.06.          Change in Shell Company Status.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Merger Agreement, our primary operations consist of the business and operations of RMR IP. Accordingly, we are disclosing information about RMR IP’s business, financial condition, and management in this Form 8-K.

Section 8 – Other Events

Item 8.01           Other Events

Amended and Restated Articles of Incorporation

On February 26, 2015, the Board of Directors and a stockholder of the Company holding a majority of the outstanding shares of common stock of the Company approved the adoption of the Amended and Restated Articles of Incorporation (the “Amended Articles”) included as Exhibit 3.1 hereto.

As further described in the Information Statement included as Exhibit 99.3 hereto, the Amended Articles provided for the following significant changes from the prior articles of incorporation (the “Prior Articles”):

1.         Number of Authorized Shares of Capital Stock – The Prior Articles authorized the issuance of 75,000,000 shares of Common Stock, par value $0.001 per share. The Amended Articles authorize the issuance 4,050,000,000 shares, 2,000,000,000 shares of which shall be Class A Common Stock, par value $0.001 per share, 2,000,000,000 shares of which shall be Class B Common Stock, par value $0.001 per share, and 50,000,000 shares of which shall be Preferred Stock, par value $.001 per share.

2.         Classes of Common Stock – The Prior Articles authorized the issuance of one class of Common Stock. The Amended Articles authorize the issuance of Class A Common Stock and Class B Common Stock. The holders of Class A Common Stock will have the right to vote on all matters on which stockholders have the right to vote. The holders of Class B Common Stock will have the right to vote solely on matters where the vote of such holders is explicitly required under Nevada law. The holders of Class A Common Stock will have the right to convert their shares into shares of Class B Common Stock, on a one for one basis. The holders of Class A Common Stock and Class B Common stock will have equal distribution rights, provided that distributions in securities shall be made in either identical securities or securities with similar voting characteristics. The holders of Class A Common Stock and Class B Common Stock will be entitled to receive identical per-share consideration upon a merger, conversion or exchange of the Company with another entity, and will have equal rights upon dissolutions, liquidation or winding-up.

3.         Preferred Stock – The Prior Articles did not authorize the issuance of any Preferred Stock. The Amended Articles authorizes the issuance of one or more series of Preferred Stock and authorizes the Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

4.         Opt out of “Control Share Acquisition” and “Combinations with Interested Stockholders” provisions of the NRS – The prior Articles were silent on the abovementioned provisions of the Nevada Revised Statutes (“NRS”). The Amended Articles contain provisions stating that the Company will not be subject to Sections 78.411 to 78.444 of the NRS, which sets forth restrictions regarding combinations with interested stockholders, or Sections 78.378 to 78.3793 of the NRS, which sets forth restrictions regarding the voting rights of persons attempting to acquire control of a corporation.

5.         Indemnification for Directors and Officers – The prior Articles did not include any indemnification provisions. The Amended Articles provide that the Company, to the fullest extent permitted by the laws of the State of Nevada, shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. In addition to any other rights of indemnification permitted by the laws of the State of Nevada, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

The Amended Articles include other substantive changes that have not been summarized above, as well as administrative and stylistic changes, and the foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Articles included as Exhibit 3.1 hereto.

Amended and Restated Bylaws

 On February 26, 2015, the Board of Directors approved the adoption of the Amended and Restated Bylaws (the “Amended Bylaws”) included as Exhibit 3.2 hereto.

Following is a summary of the significant change from the Company’s prior Bylaws (the “Prior Bylaws”):

1.         Special Meetings of Stockholders - The Prior Bylaws provided that special meetings of the stockholders may be called by the President, the Board, or at the request of the holders of not less than 10% of all the outstanding shares entitled to vote at a meeting. The Amended Bylaws provide that special meetings may only be called in the manner provided in the Articles of Incorporation. The Amended Articles state that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by or at the direction of (a) the Board, (b) the Chairman of the Board, or (c) two or more directors.

2.         Stockholder Proposals and Director Nominations - The Prior Bylaws did not contain any reference to the procedures to be followed at stockholder meetings including stockholder proposals or nominations of directors. The Amended Bylaws provide guidelines relating to the organization of and business conducted at stockholder meetings, including stockholder proposals and director nominations by stockholders, and meetings through electronic communications. The Amended Bylaws also provide that if a quorum is present, directors shall be elected by a plurality of the votes cast.

3.         Amendment - The Prior Bylaws provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board at any regular or special meeting or by the stockholders at any regular or special meeting. The Amended Bylaws state that, except as otherwise provided in the Amended Articles, (a) the Board is expressly authorized to amend, repeal or rescind any provision of such bylaws or to adopt new bylaws; and (b) the affirmative vote of the holders of at least a majority of the outstanding voting power of the Class A Common Stock shall be required in order for the stockholders to amend, repeal or rescind, any provision of such bylaws or to adopt any new provision of such bylaws.

4.         Fiscal Year – The Prior Bylaws provide for the fiscal year of the Company to begin on the 1st day of October and end on the 30th day of September of each year. The Amended Bylaws provide for the fiscal year-end to be fixed by resolution of the Board.

The Amended Bylaws include other substantive changes that have not been summarized above, as well as administrative and stylistic changes, and the foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws included as Exhibit 3.2 hereto.

Equity Incentive Plan

Effective February 26, 2015, the Company’s 2015 Equity Incentive Plan (the “Plan”) has been approved and adopted by the Company, which reserves the number of shares of Class B Common Stock equal to 30% of the outstanding shares of common stock of the Company at any time for issuance thereunder. The expiration date of the Plan is February 26, 2025. As further described in the Information Statement included as Exhibit 99.1 hereto, the board of directors of the Company and shareholders holding an aggregate of 5,200,000 shares, or approximately 69.06% of the Company’s common stock, took action by written consent for the purpose of approving the Plan.

A copy of the Plan is filed herewith as Exhibit 99.4 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Merger, our primary operations consist of the business and operations of RMR IP. Accordingly, we are presenting the financial statements of RMR IP from October 15, 2014 (inception) to January 31, 2015, and for the years ended September 30, 2014 and September 30, 2013 after giving effect to the acquisition of RMR IP by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited financial statements of RMR IP from October 15, 2014 (inception) to January 31, 2015, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1(a) of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial statements of the Registrant and RMR IP, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

(c)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 27, 2015, between RMR Industrials, Inc., OLYB Acquisition Corporation and RMR IP, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

3.2	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K filed on February 27, 2015).

10.1	Management Services Agreement dated as of February 1, 2015, between Industrial Management LLC and RMR IP, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.2	Option Agreement, dated August 25, 2014, between Colorado School of Mines and RMR IP, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.3	Consulting Agreement, dated October 15, 2014, between RMR IP, Inc. and Gregory Dangler (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.4	Consulting Agreement, dated October 15, 2014, between RMR IP, Inc. and Chad Brownstein (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.5	Consulting Agreement, dated October 15, 2014, between RMR IP, Inc. and Principio Management LLC (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.6	Consulting Agreement, dated October 15, 2014, between RMR IP, Inc. and 77727111, LLC (incorporated by reference to our Current Report on Form 8-K/A filed on April 14, 2015)

10.7*	Registration Rights Agreement, dated February 1, 2015, between RMR IP, Inc. and Industrial Management, LLC

10.8*	Voting Agreement, dated February 27, 2015, between Principio Management LLC and 77727111, LLC

10.9*	Assignment Agreement, dated October 15, 2014, between RMR Holdings, Inc. and RMR IP, Inc.

21	List of Subsidiaries – RMR IP, Inc., a Nevada corporation

99.1*	Audited Financial Statements of RMR IP Inc. from inception (October 15, 2014) through January 31, 2015.

99.2	Pro Forma Financial Statements (incorporated by reference to our Amendment No.1 to the Current Report on Form 8-K filed on April 14, 2015).

99.3	Information Statement of RMR Industrials, Inc., dated February 26, 2015 (incorporated by reference to our Current Report on Form 8-K filed on February 27, 2015).

99.4	2015 Equity Incentive Plan of RMR Industrials, Inc. (incorporated by reference to our Current Report on Form 8-K filed on February 27, 2015).

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR INDUSTRIALS, INC. a Nevada corporation

Dated: May 8, 2015	By:	/s/ Gregory M. Dangler
Gregory M. Dangler, President